HEI Exhibit 21

Hawaiian Electric Industries, Inc.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all direct and indirect subsidiaries of the registrant as of February 28, 2007. The state/place of incorporation or organization is noted in parentheses and subsidiaries of intermediate parent companies are designated by indentations.

Hawaiian Electric Company, Inc. (Hawaii)

Maui Electric Company, Limited (Hawaii)

Hawaii Electric Light Company, Inc. (Hawaii)

Renewable Hawaii, Inc. (Hawaii)

HECO Capital Trust III (Delaware)

HEI Diversified, Inc. (Hawaii)

American Savings Bank, F.S.B. (federally chartered)

American Savings Investment Services Corp. (Hawaii)

Bishop Insurance Agency of Hawaii, Inc. (Hawaii)

AdCommunications, Inc. (Hawaii)

Pacific Energy Conservation Services, Inc. (Hawaii)

HEI Investments, Inc. (Hawaii)

HEI Properties, Inc. (Hawaii)

Hycap Management, Inc. (Delaware) (in dissolution)

Hawaiian Electric Industries Capital Trust II (a statutory trust) (Delaware) (potential financing entity)

Hawaiian Electric Industries Capital Trust III (a statutory trust) (Delaware) (potential financing entity)

The Old Oahu Tug Service, Inc. (Hawaii)

Discontinued operations:

HEI Power Corp. (Hawaii) (dissolved in 2006)